Exhibit 99.1

Contact:	Richard Hallworth	Michael W. Taylor
	President and Chief	Executive Vice President
	Executive Officer	and Chief Financial Officer
	(615) 373-3100	(615) 373-3100
THE NEW YORK CITY DEPARTMENT OF HEALTH AND MENTAL HYGIENE
AND THE COMPANY REACH AGREEMENT IN PRINCIPLE ON NEW YORK
CITY — RIKERS ISLAND CONTRACT THROUGH DECEMBER 31, 2012
BRENTWOOD, Tennessee (October 1, 2010) — America Service Group Inc. (NASDAQ:ASGR) announced today that the New York City Department of Health and Mental Hygiene (“DOHMH”) and America Service Group Inc.’s operating subsidiary, Prison Health Services, Inc. (“PHS”), have reached an agreement in principle on a two-year contract for PHS to provide administrative services related to the provision of comprehensive medical, mental health, dental and ancillary services to inmates in the custody of the New York City Department of Correction. The contract is subject to approval from relevant and required New York City governmental entities.
PHS, through arrangements with professional service corporations, has provided administrative services related to the provision of comprehensive medical, mental health, dental and ancillary services to the approximately 12,000 inmates located within the New York City — Rikers Island complex and at the Manhattan Detention Center since January 1, 2001.
The planned two-year new contract extends, in all material respects, the terms and conditions of the current contract, and would commence January 1, 2011, and run through December 31, 2012. Annual revenues under the current contract for the most recent year ended December 31, 2009, were $122.6 million.
Commenting on today’s announcement, Richard Hallworth, president and chief executive officer of PHS, stated, “We are delighted to have the opportunity to continue to serve the City of New York for an additional two years. Through our partnership with the Department of Health and Mental Hygiene and the professional service corporations, we are proud of our role in providing support to the professional service corporations who deliver healthcare services to the inmates on Rikers Island and in the Manhattan Detention Center. We look forward to continuing collaborative efforts to improve clinical quality and efficiency of delivery of services over the next two years.”
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The New York City Department Of Health And Mental Hygiene and the
     Company Reach Agreement In Principle On New York City — Rikers Island
     Contract Through December 31, 2012

October 1, 2010
America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group Inc., including a copy of this press release, can be found on the Company’s website at www.asgr.com
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, New York City’s approval of the new contract discussed above.
A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.
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